================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       GOLDEN WEST FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                    J. L. HELVEY, EXECUTIVE VICE PRESIDENT
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee paid previously with preliminary materials.

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     was paid previously. Identify the previous filing by registration statement
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Notes:

                  [LOGO OF GOLDEN WEST FINANCIAL CORPORATION]
                1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612

                                                                 March 14, 1997

Dear Stockholder:

  The Annual Meeting of Stockholders of Golden West Financial Corporation will be held May 1, 1997, at 11:00 a.m. on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California. The management and directors of Golden West Financial Corporation look forward to meeting with you at that time.

  Attached to this letter is the formal notice of meeting and proxy statement. We urge you to complete and return the enclosed proxy immediately. A prepaid return envelope is provided for that purpose. If you attend the meeting, you may withdraw your previously mailed proxy and vote at the meeting.

  Sincerely yours,

  /s/ Herbert M. Sandler                  /s/ Marion O. Sandler

  HERBERT M. SANDLER                      MARION O. SANDLER
  Chairman of the Board and               Chairman of the Board and
  Chief Executive Officer                 Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                       GOLDEN WEST FINANCIAL CORPORATION

  The Annual Meeting of Stockholders of Golden West Financial Corporation (the "Company") will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Thursday, May 1, 1997, at 11:00 a.m. for the following purposes:

    (1) To elect three members of the Board of Directors to hold office for three-year terms and until their successors are duly elected and qualified;

    (2) To approve the adoption of the Golden West Financial Corporation Annual Incentive Bonus Plan;

    (3)  To ratify the selection of independent auditors; and

    (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 3, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.

                                          By order of the Board of Directors

                                          /s/ Robert C. Rowe

                                          ROBERT C. ROWE
                                          Senior Vice President and Secretary

March 14, 1997

IMPORTANT: TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE,
            DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED.

                                PROXY STATEMENT

  The enclosed proxy is solicited on behalf of the Board of Directors of Golden West Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders on May 1, 1997 for the purposes set forth in the foregoing notice. Any stockholder may revoke his proxy at any time prior to exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or upon request if such stockholder is present at the meeting and chooses to vote in person.

  The expense of soliciting proxies will be paid by the Company. Proxies may be solicited by regular employees of the Company personally or by telephone or telegraph, and the Company will upon request reimburse persons holding shares in their names, or the name of their nominees, but not owning the shares beneficially, for reasonable expenses of forwarding proxy materials to their principals.

  The principal executive offices of the Company are located at 1901 Harrison Street, Oakland, California 94612. This Proxy Statement and the enclosed Proxy are being sent or given to stockholders commencing March 14, 1997.

                               VOTING SECURITIES

  Only stockholders of record on the books of the Company as of 5:00 p.m., March 3, 1997 will be entitled to vote at the Annual Meeting. As of the close of business on March 3, 1997, there were outstanding 57,306,339 shares of Common Stock of the Company, $.10 par value. Stockholders are entitled to one vote for each share held except that, in the election of directors, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held by such stockholder multiplied by the number of directors to be elected (three), which votes may be cast for a single candidate or distributed among any or all candidates as such stockholder sees fit. The three candidates for director receiving the highest number of votes shall be elected. Consistent with Delaware law, abstentions and broker non-votes will not be counted, except that shares owned by stockholders submitting signed proxies will be counted for the purpose of determining whether a quorum of stockholders is present at the Annual Meeting.

                             ELECTION OF DIRECTORS

  Pursuant to Article Seventh of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes. The first class of directors consists currently of four directors, while the second and third classes consist of three directors each. One of the four directors in the first class has announced his intention not to stand for reelection at the 1997 Annual Meeting. The Board of Directors has amended the Bylaws of the Company to reduce the number of directors from ten to nine and reduce the number of directors in the first class from four to three. Such amendment is effective at the close of business on April 30, 1997. The first class of directors is being elected at the 1997 Annual Meeting and will serve until the 2000 Annual Meeting. The second class of directors will serve until the 1998 Annual Meeting and the third class of directors will serve until the 1999 Annual Meeting.

  Three directors are to be elected at the 1997 Annual Meeting. Maryellen B. Cattani, Kenneth T. Rosen and Herbert M. Sandler are nominees for directors. Mr. Rosen and Mr. Sandler were elected directors by a vote of the stockholders at the 1994 Annual Meeting of Stockholders. Ms. Cattani was appointed by the Board of Directors in July 1996 to fill a vacancy in the first class of directors. Ms. Cattani is Executive Vice President, General Counsel and Secretary of APL Limited, which is a company providing container transportation services in Asia, the Americas, Europe and the Middle East through an intermodal system combining ocean, rail and truck transportation.

  In the absence of instructions to the contrary, shares represented by the enclosed proxy will be voted FOR the election of the above nominees to the Board of Directors. If any of such persons are unable or unwilling to be nominated for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominees as the Company's Board of Directors may propose. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Notwithstanding the foregoing, if one or more persons other than those named above are nominated as candidates for the office of director, the proxy holders may cumulate votes and the enclosed proxy may be voted in favor of any one or more of the nominees named above, to the exclusion of others, and in such order of preference as the proxy holders may determine in their discretion.

  Set forth below is certain information concerning the nominees and the members of the Board of Directors who will continue in office after the 1997 Annual Meeting:

                                                                      COMMON STOCK BENEFICIALLY
                                                                             OWNED AS OF
                                                                          FEBRUARY 28, 1997(1)
  CONTINUING DIRECTORS         BUSINESS EXPERIENCE      SERVED AS     ----------------------------------
    AND NOMINEES FOR         DURING PAST FIVE YEARS     DIRECTOR        NUMBER OF             PERCENT
    DIRECTOR (CLASS)          AND OTHER INFORMATION       SINCE   AGE    SHARES              OF CLASS
  --------------------       ----------------------     --------- --- ---------------       ------------
Maryellen B. Cattani (I)  Executive Vice President,       1996     53           2,000                --
                          General Counsel and
                          Secretary of APL Limited (2)
Louis J. Galen (III)      Retired (Since 1982) Company    1959     71       1,169,998(3)            2.0%
                          Officer, Private Investor;
                          Director of Trans World Bank
Antonia Hernandez (III)   President and General           1995     49             100                --
                          Counsel of The Mexican
                          American Legal Defense and
                          Educational Fund
Patricia A. King (II)     Professor of Law, Georgetown    1994     54             100                --
                          University, Washington,
                          D.C.; Adjunct Professor,
                          Department of Health Policy
                          and Management, School of
                          Hygiene and Public Health,
                          Johns Hopkins University
Bernard A. Osher (III)    Chairman, Butterfield and       1970     69       3,164,150               5.5%
                          Butterfield, Auctioneers
Kenneth T. Rosen (I)      Professor of Business           1984     48           3,000                --
                          Administration, Haas School
                          of Business; Chairman of the
                          Center for Real Estate and
                          Urban Economics, University
                          of California, Berkeley
Herbert M. Sandler        Chairman of the Board and       1963     65       5,241,375(5)(6)         9.1%
 (I)(4)                   Chief Executive Officer of
                          the Company, World Savings
                          and Loan Association and
                          World Savings Bank, FSB
Marion O. Sandler         Chairman of the Board and       1963     66       5,674,025(5)(7)         9.8%
 (II)(4)                  Chief Executive Officer of
                          the Company, World Savings
                          and Loan Association and
                          World Savings Bank, FSB
Leslie Tang Schilling     President of L.T.D.D., Inc.     1996     42           1,000                --
 (II)                     and Golden Bay Investments,
                          Inc.
All directors and officers as a group (14 persons)                         11,093,713(8)           18.9%

--------
(1) Held directly with sole voting and investment powers unless otherwise noted, subject to community property laws where applicable.

(2) Maryellen B. Cattani is a member of the Board of Directors of ABM Industries Incorporated.

(3) Includes 1,065,498 shares held in trust by Mr. Galen with sole voting and investment powers, 34,000 shares with shared voting and investment powers, held in a charitable trust for which Mr. Galen is trustee, and 70,500 shares held in the trust for the benefit of his spouse, with Mr. Galen and his spouse as co-trustees.
(4) Member of the Executive Committee.
(5) Includes for both Herbert M. Sandler and Marion O. Sandler, husband and wife, 4,724,075 shares, with shared voting and investment powers, held jointly by Mr. and Mrs. Sandler, as co-trustees.
(6) Includes for Herbert M. Sandler 900 shares with voting and investment powers in trust for the benefit of his sister-in-law, 163,208 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendents with Mr. and Mrs. Sandler as co-trustees, and 499,820 shares which Mr. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 1997, or within 60 days thereafter.
(7) Includes for Marion O. Sandler 30,060 shares with voting and investment powers in trust for the benefit of herself and descendents, 356,580 shares with voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendents, 163,208 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendents with Mr. and Mrs. Sandler as co-trustees, and 551,710 shares which Mrs. Sandler may acquire upon exercise of employee stock options exercisable on February 28, 1997, or within 60 days thereafter.
(8) Includes 5,489,985 shares as to which officers and directors share with others voting and/or investment powers. Also includes 1,329,940 shares which certain officers may acquire upon the exercise of employee stock options exercisable on February 28, 1997, or within 60 days thereafter.

  The continuing directors and nominees for elections as directors have had the principal occupations or employments set forth in the foregoing table for at least the past five years, except for Marion O. Sandler who was President and Chief Executive Officer of the Company and World Savings and Loan Association until January 1993 at which time she became Chairman of the Board and Chief Executive Officer of the Company and World Savings and Loan Association along with Herbert M. Sandler.

  Herbert M. Sandler and Marion O. Sandler are husband and wife. Bernard A. Osher is the brother of Mrs. Sandler. Herbert M. Sandler, Marion O. Sandler and Bernard A. Osher may be deemed to be "control" persons of the Company, within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The business address for Mr. and Mrs. Sandler is 1901 Harrison Street, Oakland, California 94612. The business address for Mr. Osher is 220 San Bruno Avenue, San Francisco, California 94103.

  During 1996, the Company's Board of Directors held four meetings. The Board of Directors has standing Nominating, Audit, Compensation and Stock Option Committees. The members of the Nominating Committee in 1996 were Louis J. Galen, Antonia Hernandez and Paul Sack. The Nominating Committee's principal function is to identify and propose to the Board qualified individuals as potential candidates for the position of Director. The Nominating Committee does not consider recommendations from stockholders for nominations for Director. The members of the Audit Committee in 1996 were Louis J. Galen, William D. McKee and Kenneth T. Rosen. Maryellen B. Cattani was appointed a member of the Audit Committee at the January 1997 Board Meeting. The principal function of the Audit Committee is to assist the Board of Directors in reviewing the financial statements of the Company and its subsidiaries as issued to its stockholders and others. Such Committee held four meetings of its members during 1996. The members of the Compensation and Stock Option Committees in 1996 were Patricia A. King, Kenneth T. Rosen, and, until his resignation from the Board of Directors in December 1996, Paul Sack. Leslie Tang Schilling was nominated to the Compensation and Stock Option Committees at the January 1997 Board Meeting. The report of the Compensation Committee is set forth below:

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

  The Compensation Committee's primary function is to review and recommend, for review by the Board of Directors, the salaries and other compensation of the Company's senior executive officers. In addition, the members of the Compensation Committee serve as the Company's Stock Option Committee which approves the grants of stock options pursuant to the Company's Stock Option Plan, including grants of stock options to executive officers of the Company. The Compensation Committee met in April of 1996 to recommend to the Board of Directors salaries and stock options, for the period May 1, 1996 through April 30, 1997, for the Company's chief executive officers ("Chief Executive Officers"), and its President and Senior Executive Vice President (together with the Chief Executive Officers, the "Senior Executive Officers"). The cash compensation of the Company's other executive officers was determined through normal annual reviews by their managers, who included one or more of the Chief Executive Officers, the President, or the Senior Executive Vice President. The compensation of each such officer was determined in those reviews with reference to the officer's individual performance in such officer's area of responsibility and the manager's assessment of the officer's contribution to the performance of the Company.

 COMPENSATION GOALS AND APPROACH

  The Committee's goals were to provide compensation that: (a) reflects both the Company's and the executives' performance; (b) compares reasonably with compensation in the relevant market; and (c) attracts and retains high quality executives. In its evaluation of executive compensation for the Senior Executive Officers, the Committee considered factors relating to the Company's performance, compared to a peer group, and the compensation of the Company's Senior Executive Officers relative to the compensation of executives in the peer group. The peer group included the top performing regional bank holding companies that had between $30 billion and $50 billion in assets as of December 31, 1995 and a primary bank operating subsidiary with a rating from Moody's of A1 or better and from Standard & Poor's of A+ or better (Boatmen's Bancshares, First Bank System, Mellon Bank Corp., National City Corp., Republic New York Corp., SunTrust Banks, Inc., U.S. Bancorp and Wachovia Corp.) and the two largest savings and loan holding companies in the nation (H.F. Ahmanson & Co. and Great Western Financial Corporation). Some companies which were included in the list of companies reflected in the Common Stock Performance Graph in the proxy statement for the Company's 1996 Annual Meeting were not included by this Committee in the peer group for purposes of reviewing compensation because the Committee determined that, in setting compensation for the period May 1, 1996 through April 30, 1997, it was more appropriate to limit the peer group to companies with total assets in a range relatively close to the Company's asset size. Each company which was included in the peer group for compensation analysis purposes except H.F. Ahmanson & Co. and Great Western Financial Corporation, was also included in the list of companies reflected in the Common Stock Performance Graph in the proxy statement for the Company's 1996 Annual Meeting.

  The Committee considered several measures of performance in evaluating the Company's performance relative to the peer group, including: total assets; yearend stock prices; net earnings; fully-diluted net income per share; return on average assets; return on average equity; capital levels; the ratio of non-performing assets ("NPAs") and troubled debt restructured ("TDRs") to period-end loans; the ratio of net charge-offs to average loans and leases; loan loss coverage; the ratio of general and administrative expenses ("G&A") to interest income and other income; the ratio of non-interest expenses to pretax earnings; and the ratio of pretax earnings to net interest income and non-interest income. In addition, in evaluating compensation, the Committee also considered other factors, including: the attainment of long-term plans and budgets; the attainment of goals and objectives; the attainment of credit ratings by nationally-recognized rating services; the attainment of regulatory examination ratings by the Company and its operating subsidiary, World Savings and Loan Association; the attainment of regulatory capital standards by World Savings and Loan Association; the strategic accomplishments of the Company; and the general assessment of the executives by peers, equity analysts and others.

  With respect to total compensation, the Committee considered annual compensation of the Company's Senior Executive Officers relative to executives in the peer group, for the period 1993 through 1995, including: (i) salary, bonuses and other forms of cash compensation; and (ii) equity-based compensation, including restricted stock and stock options. In general, the Committee concluded that while exact comparisons could not be made, the compensation of the Company's Senior Executive Officers for the period in question was in accordance with compensation for the peer group.

  The Committee also considered stock option awards for the Company's executive officers. In general, each executive officer's eligibility for and the amount of those awards were determined considering such officer's performance, the amount of options previously granted and the Company's objectives of encouraging strong performance in the future, providing an opportunity for employees to acquire a proprietary interest in the Company and encouraging employees to remain in the employ of the Company.

 TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's two Chief Executive Officers and to each of the other three most highly compensated executive officers. The Company generally may deduct compensation paid to such an officer only to the extent that the compensation does not exceed $1 million during any fiscal year or is "performance-based" as defined in section 162(m). A plan that is designed to preserve the deductibility of certain cash compensation by qualifying it as "performanced-based" will be voted on at the 1997 Annual Meeting. In addition, non-qualified stock options granted under the Company's Stock Option Plan qualify as "performance-based" under Section 162(m).

 1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICERS

  In setting the salary and stock option awards for the Chief Executive Officers, the Committee took into account the Company's performance in return on average equity; return on average assets; ratio of Tier 1 capital to total assets; ratio of Total Risk-Weighted capital to assets; ratio of NPAs and TDRs to period-end loans; ratio of net charge-offs to average loans; loan loss coverage ratio; ratio of G&A to net interest income and other income; ratio of non-interest expense to pretax earnings; and ratio of pretax earnings to net interest income and non-interest income.

  In considering the compensation of the Chief Executive Officers, the Committee also considered the attainment of goals and objectives and plans and budgets in key areas of operations, including expense control, loan production, asset quality, branch network growth and capital growth. The Committee also considered the generally favorable results attained by the Company and its operating subsidiary, World Savings and Loan Association during examination by the Office of Thrift Supervision. The Committee also acknowledged the continued positive recognition of the Chief Executive Officers by the business press, equity analysts and others, with respect to the performance of the Chief Executive Officers and their contributions to the performance of the Company.

  The Committee considered the foregoing factors as a group without assigning relative weight to any one factor over another. Based upon its review of the Company's performance and the performance of the Chief Executive Officers, the Committee arrived at recommendations with respect to salaries and stock option awards.

  The Committee also evaluated the recommended compensation of the Chief Executive Officers by comparing their compensation for the period 1993 through 1995 to that of chief executive officers of companies in the peer group over the comparable period. The Committee recognized that the Chief Executive Officers' compensation included only salary and stock option components, while the components of chief executive officer compensation for the peer group included not only salary and stock options but also included other forms of cash compensation, such as bonuses and long-term incentives, and other forms of stock-based compensation, such as restricted stock. These differences in the form of compensation received by the Chief Executive Officers and that received by chief executives of companies in the peer group made exact comparisons difficult; however, the Committee reached certain general conclusions regarding the Chief Executive Officers' compensation.

  In general, the trends in the increase in the Chief Executive Officers' cash compensation for the period reviewed were consistent with such trends in the peer group. Further, for a number of the chief executives of companies in the peer group, the total amount of cash compensation received significantly exceeded the cash compensation of the Chief Executive Officers. In addition, the number of stock options awarded to the Chief Executive Officers had been lower than awards made to chief executives of companies in the peer group in a number of cases.

  The Committee concluded, after reviewing this data, that the compensation of the Chief Executive Officers for the period 1993 through 1995 was in accordance with the compensation for executives of companies in the peer group for the comparable period.

  Based upon its review of the Company's performance and the performance of the Chief Executive Officers, and considering the level of compensation of the Chief Executive Officers compared to the peer group, the Committee concluded that the recommendations it had arrived at were consistent with the Committee's traditional approach to executive compensation and were appropriate in a comparative context. Accordingly, the Committee determined to recommend to the Board of Directors salaries and stock option grants, for the period May 2, 1996 through April 30, 1997, in the amounts reflected in the Summary Compensation Table located elsewhere in this proxy statement.

                                          COMPENSATION COMMITTEE

                                             Patricia A. King, Chairman
                                             Kenneth T. Rosen

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").

  Based solely on the Company's review of such reports and written representations from certain persons that certain of such reports were not required to be filed by such persons, no officer, director or person who owns more than ten percent of a registered class of the Company's equity securities failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 1996, except that, with respect to newly appointed director Leslie Tang Schilling, the Form 3 report of initial stock ownership and a Form 4 filing covering one stock transaction were not filed in a timely manner.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership, as of the dates indicated, of each stockholder other than Herbert M. Sandler, Marion O. Sandler, and Bernard A. Osher, known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The table also sets forth the beneficial ownership, as of February 28, 1997, of each of the executive officers named in the Summary Compensation Table located elsewhere in this proxy statement who are not also directors of the Company:

                                                AMOUNT AND NATURE OF PERCENT OF
       NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP   CLASS
       ------------------------------------     -------------------- ----------
     Sanford C. Bernstein & Co., Inc. ........      2,955,480(1)        5.2%
     767 Fifth Avenue
     New York, NY 10153
     The Capital Group Companies, Inc. .......      3,039,070(2)        5.3%
     333 South Hope Street
     Los Angeles, CA 90071
     Dodge & Cox, Incorporated................      4,177,403(3)        7.3%
     One Sansome Street
     San Francisco, CA 94104
     FMR Corp. ...............................      3,098,255(4)        5.4%
     82 Devonshire Street
     Boston, MA 02109
     Wellington Management Company/...........      5,652,100(5)(7)     9.9%
     Thorndike, Paine & Lewis
     75 State Street
     Boston, MA 02109
     The Windsor Funds, Inc.,.................      5,652,100(6)(7)     9.9%
     a member of the Vanguard Group
     of Investment Companies
     Vanguard Financial Center
     Valley Forge, PA 19482
     James T. Judd............................        100,710(8)         .2%
     Senior Executive Vice President of the
     Company and President and Chief Operating
     Officer of World Savings and Loan
     Association and World Savings Bank, FSB
     1901 Harrison Street
     Oakland, CA 94612
     Russell W. Kettell.......................        405,730(8)         .7%
     President and Treasurer of the Company
     and Senior Executive Vice President of
     World Savings and Loan Association and
     World Savings Bank, FSB
     1901 Harrison Street
     Oakland, CA 94612
     Dirk S. Adams............................         30,700(8)         .1%
     Group Senior Vice President
     of the Company, World Savings and
     Loan Association and World Savings Bank,
     FSB
     1901 Harrison Street
     Oakland, CA 94612

--------
(1) Includes 2,955,480 shares with sole disposition power and 1,602,821 with sole voting power, based upon SEC Schedule 13G dated January 30, 1997.
(2) Includes 3,039,070 shares with sole disposition power and 1,479,170 with sole voting power, based upon SEC Schedule 13G dated February 12, 1997.

(3) Includes 4,177,003 shares with sole disposition power and 3,731,603 with sole voting power, based upon SEC Schedule 13G dated February 13, 1997.
(4) Includes 3,098,255 shares with sole disposition power and 34,251 shares with sole voting power, based upon SEC Schedule 13G dated February 14, 1997.
(5) Includes 5,652,100 shares with shared disposition power based upon SEC
    Schedule 13G dated January 24, 1997.
(6) Includes 5,652,100 shares with shared disposition power based upon SEC
    Schedule 13G dated February 7, 1997.
(7) The shares reported by the Windsor Fund are also included in those reported by Wellington Management Company.
(8) Includes 80,710, 165,000, and 25,700 shares which Messrs. Judd, Kettell, and Adams, respectively, may acquire upon exercise of employee stock options exercisable on February 28, 1997 or within 60 days thereafter.

                            EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

  The compensation paid to each of the two Chief Executive Officers and to the three most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries is set forth below:

                          SUMMARY COMPENSATION TABLE
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                    LONG TERM
                                      ANNUAL COMPENSATION          COMPENSATION
                               ----------------------------------- ------------
                                              OTHER ANNUAL          ALL OTHER
   NAME AND PRINCIPAL                         COMPENSATION OPTIONS COMPENSATION
        POSITION          YEAR SALARY ($)(A)     ($)(B)    (#)(C)     ($)(D)
------------------------- ---- -------------  ------------ ------- ------------
HERBERT M. SANDLER        1996   $973,080       $ 8,014    35,000     $5,650
 Chairman of the Board    1995    931,176         9,427    25,000      5,133
 and Chief Executive
 Officer of the Company,  1994    889,704        11,613    35,000      5,201
 World Savings and
 Loan Association and
 World Savings Bank, FSB
MARION O. SANDLER         1996    973,080         8,112    35,000      5,650
 Chairman of the Board    1995    931,176         9,416    25,000      5,133
 and Chief Executive
 Officer of the Company,  1994    889,704        11,344    35,000      5,201
 World Savings and
 Loan Association and
 World Savings Bank, FSB
JAMES T. JUDD             1996    680,968(E)      9,146    17,500      5,650
 Senior Executive Vice    1995    655,952(E)      7,309    15,000      5,133
 President of the Company
 and President and Chief  1994    631,192(E)      6,419    17,500      5,201
 Operating Officer of
 World Savings and Loan
 Association and World
 Savings Bank, FSB
RUSSELL W. KETTELL        1996    527,492         8,676    17,500      5,650
 President and Treasurer  1995    504,772         2,659    15,000      5,133
 of the Company and
 Senior Executive Vice    1994    482,288         1,188    17,500      5,201
 President of World
 Savings and Loan
 Association and World
 Savings Bank, FSB
DIRK S. ADAMS             1996    319,804         2,158         0      5,650
 Group Senior Vice        1995    297,000         2,044     2,400      5,133
 President of the Company
 and World Savings and    1994    282,852         1,968     3,000      5,201
 Loan Association and
 World Savings Bank, FSB

--------
(A) Amounts shown include cash compensation earned and received by executive officers.
(B) Amounts are for cash reimbursement for income taxes on account of certain fringe benefits provided to such individuals.

(C) Options granted are under the Company's 1996 Stock Option Plan which provides for the issuance of both incentive stock options and non-qualified stock options.
(D) Amounts shown in this column represent Company contributions on behalf of each of these officers to the Company's 401(K) plan, $4,750 (1996) and $4,620 (1995 and 1994), and payments by the Company for term life insurance for executive officers in excess of their individual contributions, $900 (1996), $513 (1995) and $581 (1994).
(E) Amounts for Mr. Judd also include $100,000 in each year, which amounts were vested and available to be paid to Mr. Judd at his election pursuant to a deferred compensation agreement. Such amount was received during 1995. In 1996 and 1994 he elected to receive $41,667 and $91,663, respectively.

INDEBTEDNESS OF MANAGEMENT

  During 1996, J. L. Helvey, Executive Vice President of the Company, World Savings and Loan Association and World Savings Bank, FSB, was indebted to the Company for a residential loan. The largest aggregate balance outstanding from January 1, 1996 to February 28, 1997 was $130,321. The annual interest rate charged on this indebtedness was from 6.06% to 6.37%. The amount of indebtedness outstanding at February 28, 1997 was $127,523.

DEFERRED COMPENSATION

  The Company has entered into deferred compensation agreements with certain of the key employees of the Company and its subsidiaries, as selected by the Office of the Chairman, including Messrs. Judd, Kettell and Adams.

  The agreements provide for benefits payable in monthly installments over ten years upon retirement at age 65 or upon the death of the employee (paid to his beneficiary). The agreements contain vesting schedules that provide for full vesting by ages ranging from 58 to 63, depending upon the age of the employee at time the agreement was executed. The vesting schedules provide that one-third of the benefits vest during the first half of the vesting period and two-thirds vest during the second half.

  The annual installments payable upon retirement at age 65 or death to Messrs. Judd, Kettell and Adams are $300,000, $375,000, and $200,000, respectively. As of December 31, 1996, Messrs. Judd, Kettell, and Adams had accumulated vested benefits of $1,221,800, $1,670,000, and $132,000, respectively, pursuant to the agreements. During 1996, the following amounts under the agreements were vested for the accounts of Messrs. Judd, Kettell, and Adams, respectively: $269,800, $347,300 and $38,800. In addition, Mr. Judd has $400,000 in fully vested benefits remaining from a separate deferred compensation agreement that provides for an aggregate of 120 monthly installments of $8,333 each to be paid to him at his election.

  The Company carries life insurance policies on the lives of these employees in amounts estimated to be sufficient to cover its obligations under the agreements. If assumptions as to mortality experiences, future policy dividends and other factors are realized, the Company will recover an amount equal to all retirement payments under the agreements, plus the premiums on the insurance contracts and the interest that could have been earned on the use of the retirement and premium payments.

COMPENSATION OF DIRECTORS

  An annual retainer of $18,000, paid monthly, and a fee of $2,500 for each Board of Directors meeting attended is paid to directors who are not employees of the Company. In addition, the Chairman of the Audit Committee receives a fee of $1,500 per Audit Committee meeting attended and each of the other members of the Audit Committee receives a fee of $1,250 for each Audit Committee meeting attended.

STOCK OPTIONS

  Information concerning individual grants of stock options made to the two Chief Executive Officers and the three most highly compensated executive officers of the Company during the year ended December 31, 1996 is set forth below:

                              OPTION GRANTS TABLE

                OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1996
                             INDIVIDUAL GRANTS (A)

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                  % OF TOTAL                               ANNUAL RATES OF STOCK
                                   OPTIONS                                PRICE APPRECIATION FOR
                         OPTIONS  GRANTED TO                                    OPTION TERM
                         GRANTED EMPLOYEES IN   EXERCISE OR    EXPIRATION -----------------------
          NAME             (#)   FISCAL YEAR  BASE PRICE($/SH)    DATE       5%($)      10%($)
          ----           ------- ------------ ---------------- ---------- ----------- -----------
Herbert M. Sandler...... 35,000      30.2%        $52.625      04/30/2006 $ 1,158,000 $ 2,935,000
Marion O. Sandler....... 35,000      30.2          52.625      04/30/2006   1,158,000   2,935,000
James T. Judd........... 17,500      15.1          52.625      04/30/2006     579,000   1,468,000
Russell W. Kettell...... 17,500      15.1          52.625      04/30/2006     579,000   1,468,000
Dirk S. Adams...........   None

--------
(A) All options were granted with a per share exercise price equal to the fair market value of a share of Company Common Stock on the date of grant. The options become exerciseable on the second anniversary of the grant date. The Company did not grant any stock appreciation rights.

  Information concerning exercises of stock options by the two Chief Executive Officers and the three most highly compensated executive officers of the Company during the year ended December 31, 1996 and certain information concerning unexercised stock options is set forth below:

                   OPTION EXERCISES AND YEAREND VALUE TABLE

     AGGREGATED OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                    DECEMBER 31, 1996 YEAREND OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                                NUMBER OF           IN-THE-MONEY OPTIONS
                                                           UNEXERCISED OPTIONS         AT DECEMBER 31,
                                                         AT DECEMBER 31, 1996(#)         1996($)(B)
                         SHARES ACQUIRED     VALUE      ------------------------- -------------------------
          NAME           ON EXERCISE (#) REALIZED($)(A) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- -------------- ----------- ------------- ----------- -------------
Herbert M. Sandler......     41,580        $2,147,506     499,820      80,000     $22,159,384  $1,203,125
Marion O. Sandler.......     70,700         3,479,013     551,710      80,000      24,866,692   1,203,125
James T. Judd...........     12,000           637,500      80,710      42,500       2,938,567     644,375
Russell W. Kettell......     44,000         1,961,375     165,000      42,500       7,141,813     644,375
Dirk S. Adams...........      5,000           199,000      25,700       5,400         841,063     108,975

--------
(A) Market value of underlying securities at exercise date less the option price.
(B) Market value of unexercised "in-the-money" options at year end less the option price of such options.

COMMON STOCK PERFORMANCE GRAPH

  The graph below compares the yearly change in the Company's cumulative total stockholder return on its Common Stock for the five years ended December 31, 1996 with the cumulative total return, assuming reinvestment of dividends, of each of the Standard & Poor's 500 Stock Index and the Standard & Poor's Regional Bank Index. The returns of each component company of each index have been weighted according to the stock market capitalization of the respective company. Cumulative total stockholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the beginning and the end of the measurement period by (ii) the share price at the beginning of the measurement period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG GOLDEN WEST FINANCIAL CORP, S&P 500 INDEX AND BANKS
                            (MAJOR REGIONAL) - 500

                  TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH

                             GOLDEN WEST
Measurement Period           FINANCIAL       S&P           BANKS (MAJOR
(Fiscal Year Covered)        CORP            500 INDEX     REGIONAL) - 500
---------------------        -----------     ---------     ---------------
Measurement Pt-  1991          $100            $100          $100
FYE   1992                     $100            $108          $127
FYE   1993                     $ 90            $118          $135
FYE   1994                     $ 82            $120          $128
FYE   1995                     $130            $165          $201
FYE   1996                     $150            $203          $275

  Assumes $100 invested on December 31, 1991 in the stock of Golden West Financial Corporation, S&P 500 Index, and the S&P Regional Banks (weighted by market capitalization). Total return assumes reinvestment of dividends.

          APPROVAL OF THE ADOPTION OF AN ANNUAL INCENTIVE BONUS PLAN

  In response to certain tax law changes, discussed more fully below, the Compensation Committee of the Board of Directors ("Committee") recommended to the Board a performance-based Annual Incentive Bonus Plan ("Plan"), to be effective as of January 1, 1997, subject to approval by the affirmative vote of the holders of a majority of the shares of common stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote thereon.

  The Board of Directors believes that adoption of the Plan is in the best interests of stockholders, because it is designed to preserve the tax deductibility to the Company of executive compensation paid thereunder. Further, the Plan offers the additional benefit of having a portion of executive compensation directly linked to the Company's performance as measured using certain key factors. The Board of Directors recommends a vote FOR this proposal.

DESCRIPTION OF THE ANNUAL INCENTIVE BONUS PLAN

  The Plan is set forth in its entirety as Exhibit A to this Proxy Statement and the following description is qualified in its entirety by reference to Exhibit A.

PURPOSE

  The Plan's primary purpose is to preserve the federal income tax deductibility to the Company of certain compensation paid to key executives. In addition, although the Company's performance is always considered in setting such executives' compensation, as reflected in the Compensation Committee Report on Executive Compensation herein, the Plan would directly link a portion of compensation to the Company's performance, as measured using certain key factors.

ELIGIBILITY TO RECEIVE AWARDS

  Key executives of the Company and its affiliates who are likely to have a significant impact on the performance of the Company are eligible to participate in the Plan only if approved by the Committee no later than the 90th day of the applicable calendar year ("Plan Year"). For 1997, the participants in the Plan will be the Chief Executive Officers. It is possible that in future years other executive officers of the Company may be added as participants.

AWARDS AND ADMINISTRATION OF THE PLAN

  No later than the 90th day of each Plan Year, the Committee establishes each participant's Target Award under the Plan. Target Awards are expressed as a dollar amount payable for attainment of specified levels of performance as determined under certain "Performance Measures." Actual awards are based on the level of the Company's performance under the "Performance Measures."

  The Performance Measures are Return on Average Assets, Return on Average Equity, Earnings Per Share, General and Administrative Expenses to Average Assets and Non-Performing Assets to Total Assets. The Committee will use one or more such measures to set the performance standards that must be achieved in a Plan Year for a Plan participant to earn the right to receive payment of an award. Using the performance standards thus established, the Committee will adopt, no later than the 90th day of each Plan Year, a payout table which includes the level of performance for which participants will receive their Target Awards, as well as the level of awards payable to participants for performance results that are greater than or less than the predetermined target levels. The Committee may modify prospectively the table from year to year provided that such modification is made no later than the 90th day of the Plan Year. In addition, the Committee may also prospectively amend or terminate the Plan at any time for any reason. Before any award is paid, the Committee will certify the level of performance achieved and the resulting awards earned.

  No participant's annual award under the Plan may exceed one and one-half times his or her target award and in no event may any participant's award exceed $750,000 for any Plan Year. The Committee retains discretion to reduce the award for any Plan participant below the award that would otherwise be payable in accordance with the Plan.

  Awards under the Plan generally will be payable in cash on or before the March 20th next following the end of the Plan Year during which the award was earned.

  The following table sets forth the Target Awards that would be payable to the persons who are eligible to participate in the Plan currently if the Company's performance meets the performance targets established for the 1997 Plan Year. The Committee has determined to use all of the Performance Measures for the 1997 Plan Year and to give them equal weight. There is no assurance that the Company will achieve the level of performance that will result in the payment of the Target Awards or any awards under the Plan.

                          ANNUAL INCENTIVE BONUS PLAN

     NAME AND POSITION                                   1997 TARGET AWARDS(1)
     -----------------                                   ---------------------
     Herbert M. Sandler,                                       $100,000
     Chairman and Chief Executive Officer
     Marion O. Sandler,                                        $100,000
     Chairman and Chief Executive Officer
     James J. Judd,                                                 N/A(2)
     Senior Executive Vice President
     Russell W. Kettell,                                            N/A(2)
     President
     Dirk S. Adams,                                                 N/A(2)
     Group Senior Vice President
     All executive officers, as a group                        $200,000
     All directors who are not executive officers, as a             N/A(2)
      group
     All employees who are not executive officers, as a             N/A(2)
      group

--------
(1) The maximum award payable is 150 percent of each individual's target award.
(2) Not participating in the Plan for 1997.

CERTAIN TAX ASPECTS

  Section 162(m) of the Internal Revenue Code limits the tax deductibility to the Company of compensation paid to the Company's two Chief Executive Officers and to each of the three other most highly compensated executive officers. The Company generally may deduct compensation paid to such an officer only to the extent that the compensation does not exceed $1 million during any fiscal year or is "performance-based" as defined in Section 162(m). Because compensation paid under the Plan is intended to be "performance-based" under Section 162(m), adoption of the Plan will preserve the tax deductibility of compensation paid under the Plan to the Chief Executive Officers and any other executive officers participating in the Plan.

                             APPROVAL OF AUDITORS

  The Board of Directors has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 1997, subject to stockholder approval. If the stockholders do not vote in favor of the appointment of Deloitte & Touche LLP, the Board of Directors will consider the selection of other auditors.

  Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. They will be given the opportunity to make a statement, if they desire to do so.

  Deloitte & Touche LLP has served as the Company's independent auditors since 1963 and was selected by the Board of Directors to serve in 1996, which selection was ratified and approved by the stockholders of the Company on April 30, 1996. In order to be adopted, the proposal to approve the appointment of Deloitte & Touche LLP as auditors for the Company must be approved by the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the meeting. The Board of Directors recommends a vote FOR the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 1997.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

  Stockholders' proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company not later than November 11, 1997, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals should be addressed to the Company at 1901 Harrison Street, Oakland, California, 94612, Attention: Corporate Secretary.

                                 OTHER MATTERS

  The management knows of no business other than that mentioned above to be transacted at the Annual Meeting, but if other matters do properly come before the meeting it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment, and discretionary authority to do so is included in the proxy.

                                          GOLDEN WEST FINANCIAL CORPORATION
                                          Oakland, California

March 14, 1997

                                                                     EXHIBIT A

                       GOLDEN WEST FINANCIAL CORPORATION
                          ANNUAL INCENTIVE BONUS PLAN
                          (EFFECTIVE JANUARY 1, 1997)

SECTION 1. ESTABLISHMENT AND PURPOSE

  1.1 Purpose. Golden West Financial Corporation (the "Company") hereby establishes the Golden West Financial Corporation Incentive Bonus Plan (the "Plan"), effective as of January 1, 1997. The Plan is designed to preserve the deductibility to the Company of certain compensation paid to executive officers of the Company. Further, the Plan is intended to offer the additional benefit of having a portion of executive compensation directly linked to the Company's performance.

  1.2 Effective Date. The Plan is effective as of January 1, 1997, subject to the approval by an affirmative vote, at the 1997 Annual Meeting of Stockholders, or any adjournment thereof, of the holders of a majority of the outstanding shares of the common stock of the Company, present in person or by proxy and entitled to vote at such meeting.

SECTION 2. DEFINITIONS

  2.1 Defined Terms. When used in the Plan, the following terms shall have the meanings specified below:

  2.1.1 "Board" means the Company's Board of Directors.

  2.1.2 "Committee" means the Compensation Committee of the Board of Directors of the Company.

  2.1.3 "Earnings Per Share" means the number derived by dividing net earnings after taxes available to common shareholders for the Plan Year by the weighted-average number of common shares outstanding (calculated using daily averages, based on actual days during the year) for the Plan year.

  2.1.4 "General and Administrative Expenses to Average Assets" means the ratio derived by dividing non-interest expense (excluding FDIC insurance premiums and expenses related to mutual funds) for the Plan Year by average assets for the Plan Year. For the purposes of this definition, average assets is computed by adding the beginning balance and each monthend balance during the year and dividing by 13.

  2.1.5 "Maximum Award" means the maximum award pursuant to this Plan to any individual Participant for any one Plan Year, which shall be $750,000.

  2.1.6 "Non-Performing Assets to Total Assets" means the ratio derived by dividing the sum of real estate acquired through foreclosure plus loans 90 days or more past due by the total assets of the Company as of the end of the Plan Year.

  2.1.7 "Participant" means as to any Plan Year a key executive of the Company who is likely to have a significant impact on the performance of the Company. An employee must be approved as a Participant by the Committee.

  2.1.8 "Performance Measures" means one or more of the following: Return on Average Assets; Return on Average Equity; Earnings Per Share; General and Administrative Expenses to Average Assets; and Non-Performing Assets to Total Assets.

  2.1.9 "Plan Year" means the 1997 calendar year and each succeeding calendar year, through 2002.

  2.1.10 "Return on Average Assets" means the percentage derived by dividing the Company's net earnings after taxes for the Plan Year by the average assets for the Plan Year. For the purposes of this definition, average assets is computed by adding the beginning balance and each monthend balance during the Plan Year and dividing by 13.

  2.1.11 "Return on Average Equity" means the percentage derived by dividing the Company's net earnings after taxes for the Plan Year by the average stockholders' common equity for the Plan Year. For the purposes of this definition average stockholders' common equity is calculated by adding the beginning balance and each monthend balance during the Plan Year and dividing by 13.

  2.1.12 "Target Award" means the target incentive opportunity for an individual, expressed as a dollar amount payable for the attainment of a target level of performance. The schedule of individual Target Awards shall be determined by the Committee in accordance with Section 3.1.

SECTION 3. AWARDS AND COMMITTEE DETERMINATIONS

  3.1 Opportunity. The Committee shall approve participation in the Plan and establish a Target Award for each Participant, based on his or her role and responsibilities, within the first 90 days of the applicable Plan Year.

  3.2 Awards. Payment under this Plan will be based on a payout table adopted by the Committee (in its sole discretion) in writing within the first 90 days of the Plan Year. The Committee reserves the right (in its sole discretion) to modify the table from year to year, provided that such modification is done within the first 90 days of the applicable Plan Year. The payout table will provide 100% of a Participant's Target Award if a certain level of performance, as determined using the Performance Measures, is achieved and greater or lesser awards for performance that exceeds or is less than, respectively, the level at which 100% of Target Awards are paid. No participant's award under this Plan may exceed 1.5 times his or her Target Award, and in no event may a Participant's award under this Plan exceed the Maximum Award.

  3.3 Reduction Prior to Payment. The Committee, in its sole discretion, may reduce (but not increase) the award for any Participant below the award that would otherwise be payable in accordance with the Plan.

  3.4 Determination. The Committee shall determine, in writing, the level of performance achieved and the respective percentage of Target Awards earned for the Plan Year prior to payment of awards.

SECTION 4. PAYMENT OF AWARDS

  4.1 Right to Receive Payment. Any award that may become due under this Plan shall be made solely from the general assets of the Company, normally on or before the March 20th next following the end of the Plan Year during which the award was earned. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

  4.1.1 Employment for Plan Year. If a Participant's employment with the Company continues for the entire Plan Year, the Participant shall be entitled to receive full payment of the award amount determined under Section 3 for such Plan Year in accordance with the terms of the Plan.

  4.1.2 Resignation, Disability or Death. In the event of the death, disability or resignation of a Participant during a Plan Year, the Committee (in its sole discretion) will determine the amount of the partial award (if any) to be paid to such Participant for such Plan Year. Payments will be made in cash at the same time as other awards to Participants are made for the same Plan Year.

  4.1.3 Discharge. If during a Plan Year, a Participant's employment with the Company terminates by reason of discharge, then the Participant will not be eligible for and shall forfeit any award under this Plan for the Plan Year.

  4.2 Form of Payment. Awards under this Plan will be made in cash.

  4.3 Beneficiaries. Each Participant may designate, in writing and on such form as the Company may prescribe, one or more beneficiaries to receive any amount that is payable after the individual's death. In the event of a Participant's death, any award that is payable to such Participant shall be paid to his or her beneficiary or, in the event that no beneficiary has been designated, to his or her estate.

SECTION 5. ADMINISTRATION

  5.1 Committee. The Plan shall be administered by the Committee.

  5.2 Rules and Interpretation. The Committee shall be vested with all discretion and authority as it deems necessary or appropriate to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons and shall be given the maximum deference permitted by law.

  5.3 Records. The records of the Committee with respect to the Plan shall be conclusive on all Participants and their beneficiaries and on all other persons.

  5.4 Tax Withholding. The Company shall withhold all applicable taxes required by law from any payment, including any federal, FICA, state and local taxes.

SECTION 6. GENERAL PROVISIONS

  6.1 Nonassignability. Prior to the time of any payment under the Plan, a Participant shall have no right by way of anticipation or otherwise to assign or transfer any interest under this Plan.

  6.2 Employment Rights/Participation. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant or any other individual for the continuation of his or her employment for any Plan Year or any other period. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year or other accounting period such exercise occurs, to discharge any individual and/or treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Being a Participant in any one Plan Year does not confer any right to be named as a Participant for any succeeding Plan Year.

  6.3 No Individual Liability. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award made under the Plan.

  6.4 Severability; Governing Law. If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of California.

  6.5 Affiliates of the Company. Requirements referring to employment with the Company or payment of awards can be performed through the Company or any affiliate of the Company, as determined by the Committee.

  6.6 1997 Plan Year. For Plan Year 1997, all actions that would otherwise be required to be taken prior to the beginning of a Plan Year shall be taken prior to April 1, 1997.

SECTION 7. AMENDMENT AND TERMINATION

  The Committee may prospectively amend or terminate the Plan at any time and for any reason.

GOLDEN   PROXY               PROXY SOLICITED BY BOARD OF DIRECTORS
WEST             The undersigned hereby appoints Marion O. Sandler, Bernard A.
FINANCIAL        Osher, and J. L. Helvey, or any of them, each with power of
CORPORATION      substitution, as proxies of the undersigned to attend the
------------     Annual Meeting of Stockholders of Golden West Financial
                 Corporation (the "Company"), to be held on the fourth floor of the Company's headquarters located at 1901 Harrison
                 Street, Oakland, California on May 1, 1997, at 11:00 a.m., and any adjournment thereof, and to vote the number of shares of Common Stock, $.10 par value, of the Company, which the undersigned would be entitled to vote if personally present on the following:


(1)ELECTION OF DIRECTORS

[_FOR]all nominees (except as marked to the contrary below)

[_WITHHOLD]AUTHORITY to vote for all nominees listed below

        Maryellen B. Cattani, Kenneth T. Rosen, Herbert M. Sandler (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

(2)APPROVE THE ADOPTION OF THE COMPANY'S ANNUAL INCENTIVE BONUS PLAN.

                    [_] FOR    [_] AGAINST    [_] ABSTAIN


(3) RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, to serve as the Company's independent auditors for the year ended December 31, 1997.

                    [_] FOR    [_] AGAINST    [_] ABSTAIN


(4)In their discretion, upon all other matters as may properly be brought before the meeting or any adjournment thereof.


                                    (Continued and to be signed on reverse side)


                             FOLD AND DETACH HERE



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                       GOLDEN WEST FINANCIAL CORPORATION

  The Annual Meeting of Stockholders of Golden West Financial Corporation (the "Company") will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Thursday, May 1, 1997, at 11:00 a.m. for the following purposes:

  (1) To elect three members of the Board of Directors to hold office for three-year terms and until their successors are duly elected and qualified;

  (2) To approve the adoption of the Golden West Financial Corporation Annual Incentive Bonus Plan;

  (3) To ratify the selection of independent auditors; and

  (4) To transact such other business as may properly come before the meeting or any adjournment thereof.


  The close of business on March 3, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.

                                   By order of the Board of Directors
                                   ROBERT C. ROWE
                                   Senior Vice President and Secretary
                                   LOGO

March 14, 1997

IMPORTANT: TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE,
         SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED.

(Continued from other side)

  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED BY MANAGEMENT AND FOR PROPOSALS 2 AND 3.

  Please date and sign below exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full names in such capacity.



                                             __________________________________
                                                 (Signature of Stockholder)


                                             __________________________________
                                                 (Signature of Stockholder)


                                             Dated ______________________, 1997


 STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE
                               ENCLOSED ENVELOPE.



                              FOLD AND DETACH HERE